EXHIBIT 4.7


THE SECURITIES EVIDENCED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.


                                     WARRANT
                            TO PURCHASE COMMON STOCK
                                       OF
                               PARKERVISION, INC.

                           (void after March 10, 2010)


No. W-<<Num>>

         THIS CERTIFIES THAT, for value received, <<NAME>> or registered assigns (the "Holder"), subject to the terms and conditions herein set forth, is entitled to purchase from ParkerVision, Inc., a Florida corporation (the "Company"), at any time before 5:00 p.m. New York City time on March 10, 2010
(the         "Termination         Date"),          <<WordNumberOfWarrantShares>>
(<<NumberOfWarrantShares>>) shares (the "Warrant Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), at a price per share equal to the Warrant Price (as defined below) upon exercise of this Warrant pursuant to Section 5 hereof. The number of Warrant Shares is subject to adjustment under Section 2.

1. Definitions. As used in this Warrant, the following terms have the definitions ascribed to them below:

                  (a) "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York, New York are authorized or required by law or executive order to remain closed.

                  (b) "Issuance Date" means March 10, 2005.

                  (c) "Offering Warrants" shall have the meaning ascribed to the term in Section 9.

                  (d) "Optional Redemption Date" means, with respect to the redemption of this Warrant pursuant to Section 6, the Business Day, selected by the Company in accordance with Section 6, on which this Warrant is to be redeemed.

                  (e) "Optional  Redemption  Period"  means   the  period   that
commences on March 10, 2007 and ends on March 10, 2010.

                  (f) "Optional Redemption Price" means $0.01.

                  (g) "Other Purchase Agreements" means the several Purchase Agreements, dated as of March 10, 2005, by and between the Company and the respective initial holders of the Other Warrants.

                  (h) "Other Warrants" means the several Warrants to purchase Common Stock of the Company issued by the Company pursuant to the Other Purchase Agreements, or any such Warrant issued upon transfer thereof or in replacement of any such Warrant that is lost, stolen, destroyed or mutilated, as the same may be amended or supplemented in accordance with the terms hereof and thereof.

                  (i) "Person" means any individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  (j) "Principal Market" means at any time Nasdaq or such other U.S. market or exchange which is the principal market on which the Common Stock is then listed for trading.

                  (k) "Purchase Agreement" means that certain Stock and Warrant Purchase Agreement dated as of March 10, 2005 between the Company and the initial Holder of this Warrant.

                  (l) "Registration Period" shall have the meaning ascribed to such term in Section 7.1(c) of the Purchase Agreement.

                  (m) "Trading Day" means at any time a day on which the Principal Market is open for the general trading of securities.

                  (n) "VWAP" of any security on any Trading Day means the volume-weighted average price of such security on such Trading Day on the Principal Market, as reported by Bloomberg Financial, L.P., based on a Trading Day from 9:30 a.m., Eastern Time, to 4:00 p.m., Eastern Time, using the AQR Function, for such Trading Day.

                  (o)  "Warrant   Price"  means  $9.00  per  share   subject  to
adjustment under Section 2.

2. Adjustments and Notices. The Warrant Price and/or the Warrant Shares shall be subject to adjustment from time to time in accordance with this Section 2. The Warrant Price and/or the Warrant Shares shall be adjusted to reflect all of the following events that occur on or after the Issuance Date.

      (a) Subdivision, Stock Dividends or Combinations. In case the Company shall at any time subdivide the outstanding shares of the Common Stock or shall issue a stock dividend with respect to the Common Stock, the Warrant Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased. In case the Company shall at any time combine the outstanding shares of the Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such combination shall be proportionately decreased. In each of the foregoing cases, the adjustment shall be effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

      (b) Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities that Holder would have received if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new warrant for such new securities. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, adjustments to the Warrant Price and to the number of securities issuable upon exercise or conversion of the new warrant. The provisions of this Section 2(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

      (c) Reorganization, Merger etc. In case of any merger or consolidation of the Company into or with another corporation where the Company is not the surviving corporation, or sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition to closing any such reorganization, merger or sale, duly execute and deliver to the Holder hereof a new warrant so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise or conversion of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property that would have been receivable upon such reorganization, merger or sale by the Holder with respect to the Warrant Shares if this Warrant had been exercised immediately before the consummation of such transaction. Such new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The provisions of this subparagraph
(c) shall similarly apply to successive transactions of the type described in this subparagraph (c).

      (d) Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price, the Company, at its own expense, shall cause its Principal Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment of the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

      (e) No Impairment. The Company shall not, by amendment of its charter, by-laws or other organizational documents, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall subject to Section 10 at all times in good faith assist in carrying out all of the provisions of this Section 2 and in taking all such action as may be necessary or appropriate to protect the Holder's rights under this Section 2 against impairment.

      (f) Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

3. No Shareholder Rights. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle the Holder to any of the rights of a shareholder of the Company.

4. Reservation of Stock. The Company will reserve from its authorized and unissued stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares issuable upon the exercise of this Warrant.

5.    Exercise of Warrant.

      (a) This Warrant may be exercised by the Holder hereof, in whole or in part, at any time prior to the termination of this Warrant, at the election of the Holder hereof (with the notice of exercise substantially in the form attached hereto as Attachment 1 duly completed and executed), by the surrender of this Warrant at the principal office of the Company or transfer agent and the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Warrant Shares issuable upon such exercise.

      (b) Notwithstanding anything to the contrary contained in Section 5(a), if the Holder elects to exercise this Warrant during the Registration Period and at a time when a Registration Statement covering the resale by the Holder of shares of Common Stock issuable upon the exercise of this Warrant is not effective or available for use by the Holder, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election substantially in the form attached hereto as Attachment 1 duly completed and executed (a "Net Exercise"). The Company shall issue to a Holder who Net Exercises a number of Warrant Shares computed using the following formula:

                                    Y (A - B)
                                    ---------
                             X =        A

         Where

                  X =   The number of Warrant Shares to be issued to the Holder.

                  Y = The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

                  A = The fair market value of one (1) Warrant Share (at the date of such calculation).

                  B = The Warrant Price (as adjusted to the date of such calculation).

         For purposes of this Section 5, the fair market value of a Warrant Share shall mean:

         (i) If traded on a securities exchange, the Nasdaq National Market or Nasdaq SmallCap Market, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange or market over the five trading days immediately prior to the Determination Date;

         (ii) If traded on the Nasdaq Stock Market (other than the Nasdaq National Market or Nasdaq SmallCap Market) or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five trading days immediately prior to the Determination Date; and

                  (iii) If there is no public market for the Common Stock, the fair market value shall be the price per Warrant Share that the Company could obtain from a willing buyer for Warrant Shares sold by the Company from authorized but unissued Warrant Shares, as such prices shall be determined in good faith by the Company's Board of Directors.

In the event that this Warrant is exercised pursuant to this Section 5 in connection with the consummation of the Company's sale of its Common Stock or other securities pursuant to a registration statement under the Securities Act of 1933, as amended (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a Rule 145 transaction) (a "Public Offering"), the fair market value per Warrant Share shall be the per share offering price to the public of the Public Offering.

6.    Optional Redemption.

      (a) Optional Redemption. At any time during the Optional Redemption Period, the Company shall have the right on one occasion only to redeem this Warrant in whole or in part as provided herein by payment of the Optional Redemption Price pursuant to this Section 6 on the Optional Redemption Date, so long as the following conditions precedent are satisfied:

                  (i) a Registration Statement covering the resale by the Holder of shares of Common Stock issuable upon the exercise of this Warrant is effective and available for use by the Holder;

                  (ii) on at least 15 Trading Days in the period of 20 consecutive Trading Days ending on and including a Trading Day that is not more than five Trading Days prior to the date the Company gives the Optional Redemption Notice, the VWAP of the Common Stock shall have been at least 200 percent of the Warrant Price in effect on such Trading Day; and

                  (iii) on the date the Optional Redemption Notice is given, the Company has funds available to pay the Optional Redemption Price on the Optional Redemption Date,

         (b) Procedures for Exercising Optional Redemption. In order to exercise its right of redemption under this Section 6, the Company shall give an Optional Redemption Notice to the Holder not less than ten Trading Days or more than twenty Trading Days prior to the Optional Redemption Date, stating that:

                  (i) the Company is exercising its right to redeem this Warrant in accordance with this Section 6;

                  (ii) the number of shares of Common Stock subject to this Warrant to be redeemed;

                  (iii) the amount of the Optional Redemption Price payable on the Optional Redemption Date;

                  (iv)  the Optional Redemption Date;

                  (v) that all of the conditions of this Section 6 entitling the Company to call this Warrant for redemption have been met.

On the Optional Redemption Date (or such later date as the Holder surrenders this Warrant to the Company) the Company shall pay to or upon the order of the Holder, by wire transfer of immediately available funds to such account as shall be specified for such purpose by the Holder.

         (c) The Company shall not be entitled to give the OptionalRedemption Notice or to redeem any portion of this Warrant with respect to which the Holder has given a Notice of Exercise on or prior to the date the Company gives the
Optional Redemption Notice. Notwithstanding the giving of the Optional Redemption Notice, the Holder shall be entitled to exercise all or any portion of this Warrant, at any time until the Optional Redemption Date, in accordance with the terms of this Warrant, by giving a notice of exercise. On and after the Optional Redemption Date, the Holder shall have no further rights except to receive, upon surrender of this agreement the Optional Redemption Price.

         (d) In order that the Company shall not discriminate among the Holder and the holders of the Other Warrants, the Company agrees that the redemption of this Warrants pursuant to this Section 6 shall be made at the same time as a redemption by the Company of the Other Warrants and that such redemption shall be made pro rata based on the number of shares of Common Stock issuable upon the exercise of this Warrant and the Other Warrants outstanding on the date the Company gives the Optional Redemption Notice. In order that the Company not discriminate among the Holders and the holders of the Other Warrants, the Company agrees that it shall not redeem any of the other Warrants pursuant to the provisions thereof similar to this Section 6(c) unless the Company simultaneously redeems this Warrant in accordance with this Section 6(c).

7. Transfer of Warrant. This Warrant may be transferred or assigned by the Holder hereof as a whole or in part, provided that the transferor provides, at the Company's request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Securities Act.

8. Legends. Upon issuance, the certificate or certificates evidencing any Warrant Shares shall bear legends as set forth in the Purchase Agreement.

9. Purchase Agreement. This Warrant is one of a number of warrants (the "Offering Warrants") issued pursuant to the Purchase Agreement, and the Warrant Shares shall be entitled to the rights conferred thereon under the Purchase Agreement, including without limitation the registration rights provided in
Section 7 thereof.

10. Termination. This Warrant shall terminate at 5:00 p.m. New York City time on the Termination Date.

11. Miscellaneous. This Warrant shall be governed by the laws of the State of New York, as such laws are applied to contracts to be entered into and performed entirely in New York by New York residents. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Warrant shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company consents and submits to the jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be serviced on the Company inside or outside the State of New York or the Southern District of New York (but with respect to any party hereto, such consent shall not be deemed a general consent to jurisdiction and service for any third parties) by registered mail, return receipt requested, directed to the Company at its address proved in or pursuant to this Warrant (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The Company hereby waives any right to object to a proceeding in such courts based on inconvenience of the forum and waives any right to a jury trial in connection with any litigation pursuant to this Warrant. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder. All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally or by facsimile transmission or mailed by first class mail, postage prepaid, to the address or facsimile number furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address or facsimile number to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

ISSUED:  March 10, 2005


PARKERVISION, INC.


         By:__________________________________

         Name:________________________________

         Title:_________________________________

                                                                    ATTACHMENT 1



NOTICE OF EXERCISE

TO:      PARKERVISION, INC.

1.       The undersigned hereby:

  |_| elects to purchase __________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

  |_| elects to exercise its net issuance rights pursuant to Section 5(b) of the attached Warrant with respect to __________ shares of Common Stock.

2. The undersigned hereby represents and warrants to the Company that the representations and warranties made in Section 5.1 of the Stock and Warrant Purchase Agreement by and between the Investor and the Company dated March 10, 2005, are true and correct as of this date.

3. Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                         ------------------------------
                 (Name in which certificate(s) are to be issued)


                         -------------------------------
                                    (Address)




                                              --------------------------------
                                                  (Name of Warrant Holder)

                                              By:
                                                 -----------------------------
                                              Title:
                                                    --------------------------

                                              Date signed:
                                                          --------------------

                                                                    ATTACHMENT 2

                               PARKERVISION, INC.

OPTIONAL REDEMPTION NOTICE


TO:
                                                                       --------
                                (Name of Holder)

         1. Pursuant to the terms of the Warrant to purchase Common Stock (the "Warrant"), ParkerVision, Inc., a Florida corporation (the "Company"), the Company hereby notifies the above-named Holder that the Company is exercising its right to redeem the Warrant in accordance with Section 6 of the Warrant as set forth below:

             (i) The number of shares of Common Stock of the Company issuable pursuant to the Warrant to be redeemed is _________.

             (ii)  The Optional Redemption Price is _________.

             (iii) The Optional Redemption Date is .

         2. All of the conditions of Section 6 of the Warrant for this redemption have been satisfied.

         3. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Warrant.

Date                                          PARKERVISION, INC.
     -------------------



                                              By:
                                                 -------------------------------

                                              Title:
                                                    ----------------------------